Exhibit 31.1

I, Jessica Billingsley, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the annual period ended December 31, 2022 of Akerna Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023

/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer
(Principal Executive Officer)